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                                                                  EXHIBIT 10.79

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                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                      E. L. LESTER & COMPANY, INCORPORATED

                              EARL L. LESTER, JR.

                            HOWARD T. TELLEPSEN, JR.

                                KAREN TELLEPSEN

                                TOM TELLEPSEN II

                              LINDA LESTER GRIFFIN

                                      AND

                            CRESCENT OPERATING, INC.

                           CRESCENT MACHINERY COMPANY




                                 JULY 15, 1999


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                               TABLE OF CONTENTS

                                                                           Page

STOCK PURCHASE AGREEMENT...................................................-1-

ARTICLE I -- TERMS OF THE TRANSACTION......................................-1-
     1.1 Agreement to Sell and to Purchase Shares..........................-1-
     1.2 Purchase Price and Payment........................................-1-
     1.3 Adjustment of Purchase Price......................................-2-

ARTICLE II -- CLOSING, CLOSING DATE AND EFFECTIVE DATE ....................-3-
     2.1 Closing and Closing Date..........................................-3-
     2.2 Effective Date....................................................-3-

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF SELLERS
     AND THE COMPANY.......................................................-4-
     3.1 Corporate Organization............................................-4-
     3.2 Qualification.....................................................-4-
     3.3 Charter and Bylaws................................................-4-
     3.4 Capitalization of the Company.....................................-4-
     3.5 Authority Relative to This Agreement..............................-5-
     3.6 Noncontravention..................................................-5-
     3.7 Governmental Approvals............................................-6-
     3.8 No Subsidiaries...................................................-6-
     3.9 Shares   .........................................................-6-
     3.10 Financial Statements.............................................-6-
     3.11 Absence of Undisclosed Liabilities...............................-7-
     3.12 Absence of Certain Changes.......................................-7-
     3.13 Tax Matters......................................................-7-
     3.14 Compliance With Laws.............................................-8-
     3.15 Legal Proceedings................................................-8-
     3.16 Title to Properties..............................................-8-
     3.17 Sufficiency and Condition of Properties..........................-9-
     3.18 Real Property....................................................-9-
     3.19 Tangible Personal Property.......................................-9-
     3.20 Leased Property.................................................-10-
     3.21 Inventory.......................................................-10-
     3.22 Receivables.....................................................-10-
     3.23 Permits ........................................................-11-
     3.24 Agreements......................................................-11-
     3.25 ERISA   ........................................................-11-
     3.26 Environmental Matters...........................................-13-
     3.27 Labor Relations.................................................-14-
     3.28 Employees.......................................................-14-
     3.29 Insider Interests...............................................-15-
     3.30 Insurance.......................................................-15-
     3.31 Bank Accounts and Powers of Attorney............................-15-


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
     3.32 Books and Records...............................................-15-
     3.33 Illegal Payments................................................-15-
     3.34 Offerings of Securities.........................................-16-
     3.35 Brokerage Fees..................................................-16-
     3.36 Disclosure......................................................-16-
     3.37 Representations and Warranties on Closing Date..................-16-

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF CRESCENT
     AND BUYER............................................................-16-
     4.1 Corporate Organization...........................................-16-
     4.2 Authority Relative to This Agreement.............................-17-
     4.3 Noncontravention.................................................-17-
     4.4 Governmental Approvals...........................................-17-
     4.5 Brokerage Fees...................................................-17-
     4.6 Legal Proceedings................................................-18-
     4.7 Purchase for Investment..........................................-18-
     4.8 Reports and Financial Statements.................................-18-
     4.9 Absence of Undisclosed Liabilities...............................-18-
     4.10 Representations and Warranties on Closing Date..................-18-

ARTICLE V -- CONDUCT OF THE COMPANY PENDING CLOSING.......................-19-
     5.1 Conduct and Preservation of Business.............................-19-
     5.2 Restrictions on Certain Actions..................................-19-

ARTICLE VI -- ADDITIONAL AGREEMENTS.......................................-21-
     6.1 Access to Information............................................-21-
     6.2 Third Party Consents.............................................-21-
     6.3 Employment Agreement.............................................-21-
     6.4 [Reserved].......................................................-21-
     6.5 Employee and Employee Benefit Plan Matters.......................-22-
     6.6 [Reserved].......................................................-22-
     6.7 Uncollected Receivables..........................................-22-
     6.8 Public Announcements.............................................-22-
     6.9 [Reserved].......................................................-22-
     6.10 [Reserved]......................................................-23-
     6.11 Fees and Expenses...............................................-23-
     6.12 Transfer Taxes..................................................-23-
     6.13 New Lease Agreement.............................................-23-
     6.14 Cancellation of Certain Key Employee Benefits...................-23-
     6.15 Accuracy of Representations and Warranties......................-23-
     6.16 Supplemental Insurance for McCarthy Brothers' Crane Accident....-23-
     6.17 Survival of Covenants...........................................-23-

ARTICLE VII -- TAX MATTERS................................................-24-
     Section 7.1. Liability for Taxes, Filing Returns.....................-24-
     Section 7.2 Corporate Records........................................-25-


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
     Section 7.3. Resolution of Disagreements.............................-25-
     Section 7.4. Life Insurance Policies.................................-25-

ARTICLE VIII -- CONDITIONS TO OBLIGATIONS OF SELLERS......................-26-
     8.1 Representations and Warranties True..............................-26-
     8.2 Covenants and Agreements Performed...............................-26-
     8.3 Certificate......................................................-26-
     8.4 Legal Proceedings................................................-26-
     8.5 Opinion of Counsel...............................................-26-
     8.6 Lease Agreement..................................................-26-
     8.7 Other Documents..................................................-26-

ARTICLE IX -- CONDITIONS TO OBLIGATIONS OF CRESCENT AND BUYER.............-27-
     9.1 Representations and Warranties True..............................-27-
     9.2 Covenants and Agreements Performed...............................-27-
     9.3 Certificate......................................................-27-
     9.4 Opinion of Counsel...............................................-28-
     9.5 Legal Proceedings................................................-28-
     9.6 Consents ........................................................-28-
     9.7 No Material Adverse Change.......................................-28-
     9.8 Employment Agreements............................................-28-
     9.9 Assignment and Assumption Agreement..............................-28-
     9.10 Other Documents.................................................-28-

ARTICLE X -- TERMINATION, AMENDMENT, AND WAIVER...........................-29-
     10.1 Termination.....................................................-29-
     10.2 Effect of Termination...........................................-30-
     10.3 Amendment.......................................................-30-
     10.4 Waiver  ........................................................-30-
     10.5 Remedies Exclusive..............................................-30-

ARTICLE XI -- SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION................-30-
     11.1 Survival........................................................-30-
     11.2 Indemnification by Sellers......................................-30-
     11.3 Indemnification by Buyer........................................-31-
     11.4 Procedure for Indemnification...................................-31-
     11.5 Deductible for Buyer Group Damages..............................-32-
     11.6 Limitations on Buyer Group Damages..............................-32-
     11.7 Excluded Damages................................................-33-
     11.8 Indemnification for Buyer Group Damages Related to McCarthy
          Brothers' Crane Accident........................................-33-

ARTICLE XII -- MISCELLANEOUS..............................................-33-
     12.1 Notices ........................................................-33-
     12.2 Entire Agreement................................................-34-
     12.3 Binding Effect; Assignment; No Third Party Benefit..............-34-


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
     12.4 Severability....................................................-34-
     12.5 GOVERNING LAW...................................................-34-
     12.6 Further Assurances..............................................-34-
     12.7 Descriptive Headings............................................-34-
     12.8 Gender  ........................................................-35-
     12.9 References......................................................-35-
     12.10 Counterparts...................................................-35-
     12.11 Injunctive Relief..............................................-35-
     12.12 Jurisdiction and Venue.........................................-35-

ARTICLE XIII -- DEFINITIONS...............................................-35-
     13.1 Certain Defined Terms...........................................-35-
     13.2 Certain Additional Defined Terms................................-37-


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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 15, 1999, is made by and among E. L. Lester & Company, Incorporated, a Texas corporation (the "Company"), Earl L. Lester, Jr., an individual ("Lester"), Howard T. Tellepsen, Jr., an individual ("H. Tellepsen"), Karen Tellepsen, an individual ("K. Tellepsen"), Tom Tellepsen II, an individual ("T. Tellepsen"), Linda Lester Griffin, an individual ("Griffin") (Lester together with H. Tellepsen, K. Tellepsen, T. Tellepsen, and Griffin, being referred to herein individually as a "Seller" and collectively as "Sellers"), Crescent Operating Inc., a Delaware corporation ("Crescent"), and Crescent Machinery Company, a Texas corporation ("Buyer").

         WHEREAS, Sellers own in the aggregate all the outstanding shares of common stock, par value $1.00 per share, of the Company (the "Shares"); and

         WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Shares; and

         WHEREAS, the Company desires to join in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transaction and for the purpose of making certain representations and warranties to and covenants and agreements with Buyer and Crescent;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Sellers and Buyer hereby agree as follows:

                     ARTICLE I -- TERMS OF THE TRANSACTION

         1.1 Agreement to Sell and to Purchase Shares. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, each Seller shall sell and deliver to Buyer, and Buyer shall purchase and accept from each Seller, the number of Shares set forth opposite the name of such Seller on Annex I.

         1.2 Purchase Price and Payment. In consideration of the sale of the Shares to Buyer, and subject to adjustment pursuant to Section 1.3 below, Buyer shall pay to Sellers at the Closing the aggregate purchase price of Eighteen Million, Thirty-Four Thousand, Seven Hundred Forty-Eight and No/100 Dollars ($18,034,748.00) (the "Purchase Price") payable as follows:

         (a) at the Closing Buyer shall pay to or as directed by Sellers an aggregate of Twelve Million, Thirty-Four Thousand, Seven Hundred Forty-Eight and No/100 Dollars ($12,034,748.00), payable in cash and, unless otherwise requested by Sellers or Sellers' Representative (as hereinafter defined), allocated in accordance with the percentages set forth on Annex I attached hereto (the "Cash Portion"); and

         (b) the remaining Six Million and No/100 Dollars ($6,000,000.00) of the Purchase Price shall be paid by Crescent's delivery at the Closing of Crescent's promissory notes to each of the Sellers in the amounts set forth on Annex I attached hereto (the "Promissory Notes"), which shall be in the form of
                  Exhibit 1.2A attached hereto, to be (i) secured by a security interest in, and pledge of, the Shares purchased by Buyer hereunder pursuant to a pledge agreement to be granted by Buyer in favor of Sellers, at the Closing (the "Pledge Agreement") in the form of Exhibit 1.2B attached hereto, and
                  (ii) guaranteed by that certain guaranty of promissory notes by Buyer in favor of Sellers (the Guaranty of Promissory Notes") in the form of Exhibit 1.2C attached hereto.

The Purchase Price shall be allocated among Sellers in accordance with the percentages set forth on Annex I attached hereto. Buyer shall pay the allocable Cash Portion of the Purchase Price set forth above in immediately available funds by confirmed wire transfer to a bank account to be designated by each Seller or by Sellers' Representative (as hereinafter defined) (such designation to occur no later than the three (3) business days prior to the Closing Date).

         1.3 Adjustment of Purchase Price.

         (a) The Purchase Price will be adjusted (either increased or decreased) based on the aggregate net change in the asset and liability accounts of the Company set forth on Schedule 1.3(a) hereto (the aggregate balance of such accounts, the "Net Worth of the Company") as of the Effective Date (as hereinafter defined), as compared to the Net Worth of the Company as of January 31, 1999 (the "Determination Date") as shown on Schedule 1.3(a). If, upon completion of the procedures set forth in Section 1.3(b) below, it is finally determined that (i) the Net Worth of the Company as of the Effective Date is greater than the Net Worth of the Company as of the Determination Date, then the Purchase Price shall be increased by the amount of such difference in cash, and Buyer shall pay to Sellers, such difference within ten (10) days after such final determination or (ii) the Net Worth of the Company as of the Effective Date is less than the Net Worth of the Company as of the Determination Date, then the Purchase Price shall be decreased by the amount of such difference, and the principal amount of the Promissory Note granted to each Seller shall be reduced by such Seller's respective proportion of the total reduction of the Purchase Price. Any payments to Sellers or reduction in the principal amount of any Seller's Promissory Note required by this Section
1.3 shall be made or charged, as the case may be, on a pro rata basis to Sellers based on the percentages set forth on Annex I attached hereto. Additionally, the principal amount of each Seller's Promissory Note may also be reduced by such Seller's proportionate share of any indemnification claims under Article XI hereof.

         (b) Within ninety (90) days after the Closing, Buyer will prepare and deliver to Lester, as Sellers' representative ("Sellers' Representative," as may be changed or designated at any time by Sellers owning not less than seventy-five percent (75%) of the Shares by notice to Buyer) , a statement of the Net Worth of the Company as of the close of business on the Effective Date (the "Closing Statement"), which statement shall be prepared in a manner consistent with the methodology used in preparation of the statement of Net Worth of the Company as of the Determination Date as reflected in Schedule 1.3(a) to the extent that that methodology is consistent with generally accepted accounting principles. In the event that the aforementioned methodology is inconsistent with GAAP, the generally accepted accounting principles used by Buyer shall be used to prepare the Closing Statement. In the event either the Company's current accounting methodology or Buyer's application of GAAP would not apply to an accounting treatment of a Company specific item, then such item shall be treated in accordance with the most widely applied generally accepted accounting principle used by the Company's industry. Sellers and their representatives shall have access to all books and records of the Company, to the same extent as set forth in Section 7.2 of this Agreement, and the right to make copies and extracts thereof, for the purpose of reviewing the calculation provided by Buyer. If, within thirty (30) days following delivery of the Closing Statement to Sellers' Representative, he or she has not given Buyer notice of objection to the Closing Statement (such notice must contain a detailed statement of the basis of Lester's objection), then the Net Worth of the Company reflected in the Closing Statement will be used in computing the adjustment to the Purchase Price. If Sellers' Representative gives Buyer such notice of objection and the parties are unable to resolve the subject of such objection within fifteen (15) days after such notice, then the issues in dispute will be submitted to PricewaterhouseCoopers, LLP, certified public accountants (the "Accountants"), for resolution with instructions to the Accountants to resolve such dispute within forty-five (45) days. If issues in dispute are submitted to the Accountants for resolution (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Buyer and Sellers as a group will each bear 50% of the fees and expenses of the Accountants for such determination. The final determination of the Net Worth of the Company as of the close of business on the Effective Date shall occur on the earliest of (A) thirty (30) days after delivery of the Closing Statement to Sellers' Representative without objection, (B) written agreement of Sellers' Representative and Buyer to the Closing Statement or any modification thereof, or (C) written determination by the Accountants.

             ARTICLE II -- CLOSING, CLOSING DATE AND EFFECTIVE DATE

         2.1 Closing and Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Thompson & Knight, P.C., in Dallas, Texas, at 3:00 p.m., local time, on July 15, 1999, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date".

         2.2 Effective Date. Notwithstanding the date this Agreement is executed or the formal closing referenced above, the effective date for all purposes of this Agreement including the transfer of the Shares shall be the beginning of business on July 1, 1999 (the "Effective Date").

                         ARTICLE III -- REPRESENTATIONS
                   AND WARRANTIES OF SELLERS AND THE COMPANY

         H. Tellepsen, K. Tellepsen, T. Tellepsen and Griffin each severally, and Lester and the Company jointly and severally, represent and warrant to Buyer that:

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Company are pending.

         3.2 Qualification. The Company is duly qualified or licensed to do business and is in good standing in each of the jurisdictions set forth on
Schedule 3.2, which are all the jurisdictions in which such qualification or licensing is required for the conduct of its business, or where failure to be so qualified would not have a material adverse affect on the Company.

         3.3 Charter and Bylaws. The Company has made available to Buyer accurate and complete copies of (i) the Articles of Incorporation and Bylaws of the Company (certified by the Secretary of State of such Company's jurisdiction of incorporation and the secretary or an assistant secretary of such Company, respectively) as currently in effect, (ii) the stock records of the Company, and (iii) the minutes of all meetings of the Company's Board of Directors, any committees of such Board, and the Company's shareholders (and all consents in lieu of such meetings). Such records, minutes, and consents accurately reflect the stock ownership of the Company and all actions taken by the Company's Board, any committees of such Board, and the Company's shareholders. The Company is not in violation of any provision of its Articles of Incorporation or Bylaws.

         3.4 Capitalization of the Company. The authorized capital stock of the Company consists of 500,000 shares of Common Stock, par value $1.00 per share, of which 68,000 shares are outstanding and 32,000 shares are held in the Company's treasury. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. All issuances, sales, and repurchases by the Company of shares of its capital stock have been effected in compliance with all Applicable Laws, including without limitation applicable federal and state securities laws. The Shares constitute (and at the Closing will constitute) all the outstanding shares of capital stock of the Company. Except as set forth above in this Section 3.4, there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company. Except for the repurchase of 11,612 shares of the Company's capital stock from each of the Sellers to be effected immediately prior to the Closing as reflected in Section 5.2(c) hereof, there are (and as of the Closing Date there will be) no outstanding obligations of the Company to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights.

         3.5  Authority Relative to This Agreement.

         (a) The Company has full corporate power and corporate authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each other agreement, instrument, or document executed or to be executed by the Company in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         (b) Each Seller has full legal right, power, and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Seller and constitutes, and each other agreement, instrument, or document executed or to be executed by a Seller in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by such Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         3.6  Noncontravention.

         (a) The execution, delivery, and performance by Sellers and the Company of this Agreement and the consummation by them of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of the Company, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which the Company is a party or by which the Company or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Company, or (iv) assuming compliance with the matters referred to in Section 3.7 hereof, violate any Applicable Law binding upon the Company, except in the case of clause (ii) above, for such consents, approvals, authorizations and waivers that are required under contracts of the Company that have been obtained and are unconditional and in full force and effect and such notices that have been duly given.

         (b) The execution, delivery, and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any contract, agreement, instrument, or obligation to which such Seller is a party or by which such Seller may be bound, or (ii) assuming compliance with the matters referred to in Section 3.7 hereof, violate any Applicable Law binding upon such Seller.

         3.7 Governmental Approvals. Other than filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and routine filing under applicable federal and state securities laws, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by any Seller or the Company in connection with the execution, delivery, or performance by Sellers and the Company of this Agreement or the consummation by them of the transactions contemplated hereby.

         3.8 No Subsidiaries. The Company has no subsidiaries. Except as disclosed on Schedule 3.8, the Company does not own, directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other person.

         3.9 Shares. Each Seller individually, but not jointly, represents and warrants to Buyer that, with respect to the Shares owned by such Seller as reflected on Annex I hereto, such Seller is (and at the Closing will be) the record and beneficial owner of, and upon consummation of the transactions contemplated hereby Buyer will acquire good, valid, and marketable title to, the number of Shares set forth opposite the name of such Seller on Annex I ((and being the Shares owned by such Seller after the redemption of Shares referenced in Section 5.2(c)), free and clear of all Encumbrances, other than
(i) those that may arise by virtue of any actions taken by or on behalf of Buyer or its affiliates or (ii) restrictions on transfer that may be imposed by federal or state securities laws.

         3.10 Financial Statements. The Company has delivered to Buyer accurate and complete copies of (i) the Company's balance sheet as of January 31, 1999 and the related statements of income, and changes in financial position for the year then ended, (the "January 31, 1999 Financial Statements"), and (ii) the Company's trial balance sheet as of April 30, 1999 (the "Latest Balance Sheet"), prepared by the Company's chief financial officer (collectively, the "Financial Statements" copies of which financial statements are attached hereto as Schedule 3.10). The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of the Company, and (iii) accurately and fairly present the Company's financial position as of the respective dates thereof and its results of operations and changes in financial position for the periods then ended. The statements of income included in the Financial Statements do not contain any items of special or nonrecurring income, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions since January 31, 1999, giving rise to special or nonrecurring income or any such write-up or revaluation. Each Seller, the Company and Buyer hereby acknowledge and agree that the sale of equipment in the ordinary course of business does not constitute special or nonrecurring income.

         3.11 Absence of Undisclosed Liabilities. The Company does not have any liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to the Company, and whether due or to become due), except (i) liabilities reflected on the Latest Balance Sheet, (ii) liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, breach of warranty, tort, or infringement), (iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a liability for breach of contract), or
(iv) liabilities specifically set forth on Schedule 3.11.

         3.12 Absence of Certain Changes. Except for matters contemplated by this Agreement or as disclosed on Schedule 3.12, since January 31, 1999, (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the business, assets, results of operations, or condition (financial or otherwise), of the Company (excluding general economic conditions affecting the rental crane industry as a whole); (ii) the business of the Company has been conducted only in the ordinary course consistent with past practice; (iii) the Company has not incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) the Company has not suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) the Company has not taken any of the actions set forth in Section 5.2 except as permitted thereunder.

         3.13  Tax Matters.  Except as disclosed on Schedule 3.13:

         (a) the Company has (and as of the Closing Date will have) duly filed all federal, state, local, and foreign Tax Returns required to be filed by or with respect to it with the IRS or other applicable Taxing authority, and no extensions with respect to such Tax Returns have (or as of the Closing Date will have) been requested or granted;

         (b) the Company has (and as of the Closing Date will have) paid, or specifically and fully reserved against in the Latest Balance Sheet (not including any reserve for deferred taxes to reflect timing differences between book and tax income), all Taxes due, or claimed by any Taxing authority to be due, from or with respect to it, except Taxes that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside as fully disclosed on Schedule 3.13;

         (c) there has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other Taxing authority in connection with any of the Tax Returns;

         (d) the Company has (and as of the Closing Date will have) made all deposits required with respect to Taxes;

         (e) the federal income Tax Returns of the Company have been audited by the IRS through the Taxable year ended January 31, 1986 and the audit proceedings have been closed and all adjustments settled through the Taxable year ended January 31, 1986;

         (f) no waiver or extension of any statute of limitations as to any federal, state, local, or foreign Tax matter has been given by or requested from the Company; and

         (g) the Company has not filed a consent under Section 341(f) of the Code or an election under Section 1362 of the Code.

         3.14 Compliance With Laws. The Company has complied with all Applicable Laws (including without limitation Applicable Laws relating to securities, properties, business products, manufacturing processes, advertising and sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental protection, product safety, and civil rights). Neither Sellers nor the Company have received any written notice, which has not been dismissed or otherwise disposed of, that the Company has not so complied. The Company is not charged or, to the best knowledge of Sellers and the Company, threatened with, or, to the best knowledge of Sellers and the Company, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Company.

         3.15 Legal Proceedings. Except as disclosed on Schedule 3.15, there are no Proceedings pending or, to the best knowledge of Sellers and the Company, threatened against or involving the Company (or any of its directors or officers in connection with the business or affairs of the Company) or any properties or rights of the Company. Except as disclosed on Schedule 3.15 and subject to Sections 6.16 and 11.8 hereof, any and all potential liability of the Company under such Proceedings is adequately covered (except for agreed deductible amounts) by the existing insurance maintained by the Company described in Section 3.33. No judgment, order, writ, injunction, or decree of any Governmental Entity has been issued or entered against the Company which continues to be in effect. There are no Proceedings pending or, to the best knowledge of Sellers and the Company, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         3.16 Title to Properties. The Company has good and indefeasible title to all properties (real, personal, and mixed, tangible and intangible) it owns, including without limitation the properties reflected in its books and records and in the Latest Balance Sheet, other than those disposed of after the date of such balance sheet in the ordinary course of business consistent with past practice, free and clear of all Encumbrances, except (a) as disclosed on
Schedule 3.16, (b) as set forth in the Latest Balance Sheet as securing specific liabilities, (c) liens for Taxes not yet due and payable or the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, (d) statutory liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, and (e) such imperfections or irregularities of title, if any, as (A) are not substantial in character, amount, or extent and do not materially detract from the value of the property subject thereto, (B) do not materially interfere with either the present or intended use of such property, and (C) do not, individually or in the aggregate, materially interfere with the conduct of the Company's normal operations.

         3.17 Sufficiency and Condition of Properties. Except for the cranes involved in the Accident (as hereinafter defined), the properties owned, leased, or used by the Company are in substantially the same operating condition and repair (ordinary wear and tear excepted) as when inspected on or about September 8, 1998, by Crane and Rigging Specialists, Inc. are suitable for the purposes used, and are adequate and sufficient for the normal operation of the Company's business. Such properties and their uses conform to all Applicable Laws, and Sellers and the Company have not received any notice to the contrary. All such tangible properties are in the Company's or its lessees' possession.

         3.18  Real Property.

         (a) The Company does not own any real property. Set forth on Schedule
3.18 is a list, by street address of all real property leased by the Company (for purposes of this Section 3.18, the "Real Property"), a brief description of the principal facilities and structures (if any) located thereon, and a brief description of the applicable leases and the material terms thereof. There are no persons (other than the Company) in possession of any portion of the Real Property as lessees, tenants at sufferance, or trespassers, nor does any person (other than the Company) have a lease, tenancy, or other right of occupancy or use of any portion of the Real Property. The Real Property has full and free access to and from public highways, streets, and roads, and Sellers and the Company have no knowledge of any pending or threatened Proceeding or any other fact or condition which would limit or result in the termination of such access. To the best of Sellers and the Company's knowledge, there exists no Proceeding or court order, or building code provision, deed restriction, or restrictive covenant (recorded or otherwise), or other private or public limitation, which might in any way impede or adversely affect the continued use of the Real Property by the Company in the manner it is currently used.

         (b) The buildings, improvements, and fixtures situated on the Real Property are in good condition and repair (excepting ordinary wear and tear and minor maintenance and repair problems which would normally be associated with such assets when used in connection with the operation of the Company's business), free of any patent structural defects.

         (c) The Company has delivered to Buyer, accurate and complete copies of all leases, certificates of occupancy, and Permits in the possession of the Company relating to the Real Property or the buildings, improvements, or fixtures situated thereon.

         3.19 Tangible Personal Property. Set forth on Schedule 3.19A is a list, as of January 31, 1999, of each item of furniture, equipment, machinery, materials, motor vehicles, rolling stock, apparatus, tools, implements, appliances, and other tangible personal property (other than spare parts, supplies, and inventory) owned, leased, or used by the Company and having a value in excess of $1,000.00. Set forth on Schedule 3.19B is a list, as of May 31, 1999, of other tangible personal property located on the Company's premises that is not owned by the Company and that will not be removed after the consummation of the transactions contemplated herein until the owner of such property is no longer employed by the Company. All tangible personal property owned, leased, or used by the Company is in good operating condition and repair (ordinary wear and tear and repairs in process excepted), is suitable for the purposes used, and is adequate and sufficient for the normal operation of the Company's business. The motor vehicles and rolling stock owned or leased by the Company are utilized solely for the transportation by the Company, for its own account and not for the account of others, of inventories, supplies, and other items relating to the operation of the Company's business, and such activities do not require the obtainment of any Permit.

         3.20 Leased Property. The Company has good and valid leasehold interests in all properties held by it under lease. The lessee under each such lease and its predecessor under each such lease, if any, is in peaceable possession (or remedied any claims relating thereto) of the property covered thereby. Except as described on Schedule 3.20, no waiver, indulgence, or postponement of the lessee's obligations under any such lease has been granted by the lessor or of the lessor's obligations thereunder by the lessee other than in the ordinary course of business. The lessee under each such lease is not in breach of or in default under such lease, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the lessee under such lease, and the lessee has not received any notice from, or given any notice to, the lessor indicating that the lessee or the lessor is in breach of or in default under such lease in each such case except for any such breach or default which exists in the ordinary course of business and would not, individually or in the aggregate, have a material adverse effect on the Company. To the best knowledge of Sellers and the Company, none of the lessors under such leases is in breach thereof or in default thereunder. The lessee under each such lease has full right and power to occupy or possess, as the case may be, all the property covered by such lease.

         3.21 Inventory. All inventory (including raw materials, work-in-progress, and finished goods) and related supplies reflected on the Latest Balance Sheet or thereafter acquired and not disposed of in the ordinary course of business is in good condition and is merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the Company's ordinary course of business as first quality goods at normal mark-ups. None of such items is obsolete, discontinued, returned, damaged, overage, or of below standard quality or merchantability, except for items that have been written down to realizable market value or for which adequate reserves have been provided in the Latest Balance Sheet. Each item of inventory reflected on the Latest Balance Sheet or in the Company's books and records is so reflected on the basis of a complete physical count and is valued at the lower of cost or market. The present quantities of all inventories of the Company are sufficient to serve adequately its customers in the ordinary course. Finished goods in such inventories conform to the applicable specifications of the Company, including all applicable warranties, whether express or implied, given in connection with the sales of such goods and under Applicable Laws, and are free from defects in design, workmanship, and material. The Company also maintains sufficient inventories of spare and replacement parts to meet reasonably expected repair and replacement obligations in the ordinary course, under applicable warranties or otherwise.

         3.22 Receivables. All receivables (including accounts and notes receivable, and employee advances) of the Company as reflected on the Latest Balance Sheet or arising since the date thereof are valid obligations of the respective makers thereof, have arisen in the ordinary course of business for goods or services delivered or rendered, are not subject to any valid defenses, counterclaims, or set offs, and are collectible in full at their recorded amounts in the ordinary course of business net of all cash discounts and doubtful accounts as reflected on the Latest Balance Sheet (in the case of receivables so reflected) or on the books of the Company (in the case of receivables arising since the date thereof). The allowances for doubtful accounts reflected on the Latest Balance Sheet and on the books of the Company and were and are reasonable in light of historical data and other relevant information.

         3.23 Permits. Set forth on Schedule 3.23 is a list of all Permits held by the Company, which are all the Permits necessary or required for the conduct of the business of the Company as currently conducted. Each of such Permits is in full force and effect, the Company is in compliance with all its obligations with respect thereto, and, to the best knowledge of Sellers and the Company, no event has occurred which permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed on Schedule 3.23, no notice has been issued by any Governmental Entity and no Proceeding is pending or, to the best knowledge of Sellers and the Company, threatened with respect to any alleged failure by the Company to have any Permit.

         3.24  Agreements.

         (a) All agreements, arrangements, and understandings of any nature (written or oral, formal or informal) (collectively, for purposes of this Section 3.24, "agreements") to which the Company is a party or by which the Company or any of its properties is otherwise bound, regardless of amount or subject matter, that are material to the business, assets, results of operations, or condition (financial or otherwise), of the Company are listed on
Schedule 3.24 .

         (b) The Company has delivered to Buyer accurate and complete copies of the agreements listed on Schedule 3.24. Except as set forth on Schedule 3.24, each of such agreements is a valid and binding agreement of the parties thereto enforceable against them in accordance with its terms except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. No breach or default exists with respect to any of such agreements, and no event has occurred which, after the giving of notice or the passage of time or otherwise, will result in any such breach or default.

         3.25  ERISA.

         (a) Set forth on Schedule 3.25 is a list identifying each "employee benefit plan", as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is maintained, administered, or contributed to by the Company or any affiliate of the Company, and (iii) which covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. The Company has delivered to Buyer accurate and complete copies of such plans (and, if applicable, the related trust agreements) and all amendments thereto and written interpretations thereof, together with (i) the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (ii) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to in this Section 3.25 as the "Employee Plans". For purposes of this Section 3.25 only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. The only Employee

Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such on
Schedule 3.25.

         (b) No Employee Plan (i) constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (for purposes of this Section 3.26, a "Multiemployer Plan"), (ii) is maintained in connection with any trust described in Section 501(c)(9) of the Code, or (iii) is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code. During the past five years, neither the Company nor any of its affiliates has made or been required to make contributions to any Multiemployer Plan. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any Employee Plan. The fair market value of the assets held with respect to each Employee Plan which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, exceeds the actuarially determined present value of all benefit liabilities accrued under such Employee Plan (whether or not vested) determined using reasonable actuarial assumptions. Neither the Company nor any affiliate of the Company has incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The Company and all of the affiliates of the Company have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets of the Company. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any director or officer of the Company subject to any liability under Title I of ERISA or liable for any Taxes pursuant to Section 4975 of the Code. There are no pending or, to the best knowledge of Sellers and the Company, threatened claims by or on behalf of the Employee Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in liability on the part of the Company, its officers or directors, or such Employee Plans, under ERISA or any other Applicable Law and there is no basis for any such claim.

         (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified since the date of its adoption, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code. Set forth on Schedule 3.25 is a list of the most recent IRS determination letters with respect to any such Plans, accurate and complete copies of which letters have been delivered to Buyer. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by all Applicable Laws, including but not limited to ERISA and the Code, which are applicable to such Plans.

         (d) To the extent not listed on Schedule 3.24, there is set forth on
Schedule 3.25 a list of each employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained, or contributed to, as the case may be, by the Company or any affiliate of the Company, and (iii) covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. Such contracts, plans, and arrangements as are described in the preceding sentence are referred to for purposes of this Section 3.26 as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by Applicable Laws.

         (e) Neither the Company nor any affiliate of the Company has performed any act or failed to perform any act, and there is no contract, agreement, plan, or arrangement covering any employee or former employee of the Company or any affiliate of the Company, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1) or 280G of the Code, or could give rise to any penalty or excise Tax pursuant to Section 4980B or 4999 of the Code.

         (f) Except as disclosed on Schedule 3.25, there has been no amendment, written interpretation, or announcement (whether or not written) by the Company or any affiliate of the Company of or relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement subsequent to January 31, 1999, which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended January 31, 1999.

         3.26  Environmental Matters.

         (a) Except as discussed on Schedule 3.26 or in the Phase I and Phase II Environmental Audit Reports prepared by Law Engineering on behalf Buyer (the "Environmental Reports"), neither the Company nor any property owned or leased by the Company (for purposes of this Section 3.26, the "Property") is in violation of, or subject to any pending or, to the best knowledge of Sellers and the Company, threatened Proceeding under, or subject to any remedial obligations under, any Applicable Laws pertaining to health, safety, the environment, Hazardous Substances, or Solid Wastes (such Applicable Laws as they now exist are collectively, for purposes of this Section, called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as heretofore amended, for purposes of this Section 3.26, called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as heretofore amended, for purposes of this Section 3.26, called "RCRA"), and other applicable federal or state environmental conservation or protection laws. No asbestos, material containing asbestos that is or may become friable, or material containing asbestos deemed hazardous by Applicable Laws, has been installed in any Property. The representations and warranties set forth in the preceding sentences of this Section 3.26 would continue to be true and correct following disclosure to the applicable Governmental Entities of all relevant facts, conditions, and circumstances, if any, pertaining to the Property.

         (b) The Company is not required to obtain any Permits it does not currently possess to construct, occupy, operate, or use any buildings, improvements, fixtures, equipment, or other tangible property forming a part of the Property by reason of any Applicable Environmental Laws. The Company has taken all steps necessary to determine and has determined that no Hazardous Substances or Solid Wastes, other than those described in the Environmental Reports, have been Disposed of or otherwise Released on or to the Property.

         (c) The terms "Hazardous Substance" and "Release" shall have the meanings specified in CERCLA, and the terms "Solid Waste" and "Disposal" (or "Disposed") shall have the meanings specified in RCRA, as in effect on the date hereof; and provided, that to the extent the laws of the jurisdiction in which the Property is located establish a meaning for "Hazardous Substance", "Release", "Solid Waste", or "Disposal" (or "Disposed") which is broader, as of the date hereof, than that specified in either CERCLA or RCRA, such broader meaning shall apply.

         3.27  Labor Relations.

         (a) Except as disclosed on Schedule 3.27 (i) there are no collective bargaining agreements or other similar agreements, arrangements, or understandings, written or oral, with employees as a group to or by which the Company is a party or is bound; (ii) no employees of the Company are represented by any labor organization, collective bargaining representative, or group of employees; (iii) no labor organization, collective bargaining representative, or group of employees claims to represent a majority of the employees of the Company in an appropriate unit of the Company; (iv) since January 1, 1993, the Company has not been involved with any representational campaign by any union or other organization or group seeking to become the collective bargaining representative of any of its employees or been subject to or, to the best knowledge of Sellers and the Company, threatened with any strike or other concerted labor activity or dispute; and (v) the Company is not obligated to bargain collectively with respect to wages, hours, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative, or group of employees.

         (b) The Company is in compliance with all Applicable Laws pertaining to employment and employment practices and wages, hours, and other terms and conditions of employment in respect of its employees and is not engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the best knowledge of Sellers and the Company, threatened Proceeding by or before, and the Company is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former, or prospective employee of the Company.

         (c) Sellers and the Company believe that relations with the employees of the Company are satisfactory.

         3.28 Employees. Set forth on Schedule 3.28 is a list of (a) all directors and officers of the Company, and (b) the name, dates of employment by the Company and title of each employee, agent, and consultant of the Company as of May 31, 1999, together with the total amounts of salary, bonuses, and other compensation paid or payable by the Company to each such person for the current fiscal year and the immediately preceding fiscal year. The consummation of the transactions contemplated by this Agreement will not result in the incurring of any severance pay obligations to any person employed by the Company. Except as disclosed on Schedule 3.29, No Seller and no affiliate of any Seller has entered into any type of employment or consulting agreement, written or oral, with any employee of the Company, nor has any Seller or any affiliate of any Seller engaged in discussions with any such employee relating thereto.

         3.29 Insider Interests. Except as disclosed on Schedule 3.29, no shareholder, director, or officer of the Company or any associate of any such shareholder, director or officer is presently, directly or indirectly, a party to any transaction with the Company, including, without limitation, any agreement, arrangement, or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to any such shareholder, director, officer, or associate. To the best knowledge of Sellers and the Company, no shareholder, director, or officer of the Company, nor any associate of any such shareholder, director, or officer owns, directly or indirectly, any interest in, or serves as a director, officer or employee of, any customer, supplier (excluding Holmes Investment Corp. ("HIC")), or competitor of the Company. For purposes of this Section 3.29 only, an "associate" of any shareholder, director, or officer means any member of the immediate family of such shareholder, director, or officer or any corporation, partnership, trust, or other entity in which such shareholder, director, officer, or employee has a substantial ownership or beneficial interest (other than an interest in a public corporation which does not exceed three percent of its outstanding securities) or is a director, officer, partner, or trustee or person holding a similar position.

         3.30 Insurance. Set forth on Schedule 3.30 is a list of all policies of fire, liability, casualty, life, and other insurance owned or held by the Company on the date hereof. Such policies (other than those which expire by their terms prior to the Closing Date) are in full force and effect. The Company has insurance coverages that are sufficient to satisfy all requirements of Applicable Laws and any agreements, arrangements, or understandings to which the Company is a party, and provide insurance coverage for the assets and operations of the Company, which the Company considers to be adequate. No event has occurred nor does any fact or condition exist which would render any of such policies void or voidable or subject any of such policies to cancellation or termination. The Company has given timely notice to the appropriate insurance carrier of all pending or threatened claims against it that are insured. Schedule 3.30 also lists all pending and threatened insured claims that are not listed on Schedule 3.15.

         3.31 Bank Accounts and Powers of Attorney. Set forth on Schedule 3.35 are (i) the name and address of each bank or other financial institution in which the Company has an account or a safe deposit box, the account and safe deposit box numbers thereof, and the names of all persons authorized to draw thereon or to have access thereto, (ii) the names of all persons authorized to borrow funds on behalf of the Company and the names of all entities from which they are authorized to borrow funds, and (iii) the names of all persons, if any, holding powers of attorney from the Company.

         3.32 Books and Records. All the books and records of the Company, including all personnel files, employee data, and other materials relating to employees, are substantially complete and correct, and have been maintained in accordance with good business practice. Such books and records accurately and fairly reflect, in reasonable detail in all material respects, all transactions, assets, and liabilities of the Company for the prior twenty-five
(25) year period.

         3.33 Illegal Payments. To the best knowledge of Sellers and the Company, none of Sellers or the Company or any director, officer, or agent of any Seller or the Company has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of the Company, which such Seller or the Company or any such director, officer, or agent knows or has reason to believe to have been illegal under any Applicable Law.

         3.34 Offerings of Securities. All securities which have been offered or sold by the Company have been offered and sold pursuant to valid exemptions from the Securities Act and applicable state securities laws.

         3.35 Brokerage Fees. Except as disclosed on Schedule 3.35, neither Sellers nor any of their affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Each Seller agrees, severally and in proportion to such Seller's proportionate share of the Company as set forth on Annex I attached hereto ("Seller's Proportionate Share") to indemnify and hold harmless Buyer from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Seller or any of such Seller's affiliates.

         3.36 Disclosure. No representation or warranty made by Sellers or the Company in this Agreement, and no statement of any Seller or the Company contained in any document, certificate, or other writing furnished or to be furnished by Sellers or the Company pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

         3.37 Representations and Warranties on Closing Date. The representations and warranties made in this Article III will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall have been true and correct as of such earlier date.

                         ARTICLE IV -- REPRESENTATIONS
                      AND WARRANTIES OF CRESCENT AND BUYER

         Crescent and Buyer, joint and severally, represent and warrant to Sellers and the Company that:

         4.1 Corporate Organization. Each of Crescent and Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted.

         4.2 Authority Relative to This Agreement. Each of Crescent and Buyer has full corporate power and corporate authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by each of Crescent and Buyer of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of each of Crescent and Buyer. This Agreement has been duly executed and delivered by each of Crescent and Buyer and constitutes, and each of the Promissory Notes, Pledge Agreement and other agreement, instrument, or document executed or to be executed by each of Crescent and Buyer in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by each of Crescent and Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of each of Crescent and Buyer, enforceable against each of Crescent and Buyer in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         4.3 Noncontravention. The execution, delivery, and performance by each of Crescent and Buyer of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of each of Crescent and Buyer, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Crescent or Buyer is a party or by which Crescent or Buyer or any of their respective properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of either Crescent or Buyer (except for the pledge of the Shares as contemplated by Section 1.2 hereof), or
(iv) assuming compliance with the matters referred to in Section 4.4 hereof, violate any Applicable Law binding upon each of Crescent and Buyer.

         4.4 Governmental Approvals. Other than filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and routine filing under applicable federal and state securities laws, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by either Crescent or Buyer in connection with the execution, delivery, or performance by Crescent and Buyer of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable requirements of the Securities Act; (ii) compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable state securities laws; and (iv) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby.

         4.5 Brokerage Fees. Neither Crescent, Buyer nor any of their respective affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Crescent and Buyer agree to jointly and severally indemnify and hold harmless Sellers from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by either Crescent, Buyer or any of their respective affiliates.

         4.6 Legal Proceedings. There are no Proceedings pending or, to the best knowledge of Crescent or Buyer, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transaction contemplated hereby or which may reasonably be expected to materially adversely affect the assets, business or condition of (financial or other) of Crescent or Buyer.

         4.7 Purchase for Investment. The Buyer is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof to the public within the meaning of such terms under the Securities Act of 1933, as amended.

         4.8. Reports and Financial Statements. Since January 1, 1997, Crescent has filed with the Securities and Exchange Commission (the "SEC") all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act, and the respective rules and regulations thereunder, all of which, as amended if applicable, complied as of their respective filing dates in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Crescent has made available to the Company copies of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the SEC, (b) proxy and information statements relating to all meetings of its stockholders (whether annual or special) from January 1, 1998 until the date hereof and (c) all other reports, including quarterly reports, or registration statements filed by Crescent with the SEC since January 1, 1998 (other than registration statements filed on Form S-8) (collectively, the "Crescent SEC Reports").

         4.9. Absence of Undisclosed Liabilities. Neither Crescent nor any of its subsidiaries had at December 31, 1998, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies which (a) are accrued or reserved against in the financial statements of Crescent included in the Crescent SEC Reports or reflected in the notes thereto, (b) were incurred after December 31, 1998 in the ordinary course of business, (c) could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on Crescent or (d) have been discharged or paid in full prior to the date hereof.

         4.10 Representations and Warranties on Closing Date. The representations and warranties made in this Article IV will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

              ARTICLE V -- CONDUCT OF THE COMPANY PENDING CLOSING

         Each Seller (except Lester) severally, and Lester and the Company jointly and severally, hereby covenant and agree with Buyer as follows:

         5.1 Conduct and Preservation of Business. Except as contemplated by this Agreement, during the period from the date hereof to the Closing (if the same are different), the Company (i) shall conduct its operations according to its ordinary course of business consistent with past practice and in compliance with all Applicable Laws; (ii) shall use its reasonable best efforts to preserve, maintain, and protect its properties; and (iii) shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having business relationships with it.

         5.2 Restrictions on Certain Actions. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date hereof and prior to the Closing, the Company shall not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld):

         (a)  amend its charter or bylaws;

         (b) (i) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents; or (ii) amend in any respect any of the terms of any such securities outstanding as of the date hereof;

         (c) (i) split, combine, or reclassify any shares of its capital stock;
(ii) declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; provided, however, that the Company may make a distribution of certain life insurance policies in redemption of 11,612 shares of the Company's capital stock in the aggregate, with each Seller having Shares redeemed from such Seller, pro rata in proportion to their ownership percentages set forth on Annex I; (iii) repurchase, redeem, or otherwise acquire any of its securities, except as noted in the proviso to clause (ii); or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company;

         (d) (i) except in the ordinary course of business consistent with past practice, create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other person; (ii) make any loans, advances, or capital contributions to, or investments in, any other person; (iii) pledge or otherwise encumber shares of capital stock of the Company; or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon;

         (e) (i) except in the ordinary course of business consistent with past practice, enter into, adopt, or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any director, officer or employee; (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increase in any manner the compensation or fringe benefits of any director, officer, or employee; or (iii) pay to any director, officer, or employee any benefit not required by any employee benefit agreement, trust, plan, fund, or other arrangement as in effect on the date hereof;

         (f) acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets other than inventory that in the aggregate are material to the Company;

         (g) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof;

         (h) make any capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $250,000 except in the ordinary course of business and consistent with past practice and excluding the purchase of equipment for sale to customers;

         (i) make any Tax election or settle or compromise any federal, state, local, or foreign Tax liability;

         (j) except as set forth on Schedule 3.13, pay, discharge, or satisfy any claims, liabilities, or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Latest Balance Sheet or incurred since January 31, 1999 in the ordinary course of business consistent with past practice; provided, however, that in no event shall the Company repay any long-term indebtedness except to the extent required by the terms thereof;

         (k) enter into any lease, contract, agreement, commitment, arrangement, or transaction outside the ordinary course of business consistent with past practice;

         (l) amend, modify, or change any existing lease, contract, or agreement, other than in the ordinary course of business consistent with past practice;

         (m) waive, release, grant, or transfer any rights of value, other than in the ordinary course of business consistent with past practice;

         (n) lay off any of its employees other than in the ordinary course of business;

         (o) change any of the accounting principles or practices used by it, except for any change, notice of which has been given in writing by the Company to Buyer;

         (p) take any action which would or might make any of the representations or warranties of Sellers or the Company contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied; or

         (q) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section 5.2.

                      ARTICLE VI -- ADDITIONAL AGREEMENTS

         6.1 Access to Information. Between the date hereof and the Closing, Sellers and the Company (i) shall give Buyer and its authorized representatives reasonable access to all employees, all plants, offices, warehouses, and other facilities, and all books and records, including work papers and other materials prepared by the Company's independent public accountants, of the Company, (ii) shall permit Buyer and its authorized representatives to make such inspections (other than environmental testing or inspections, which shall require prior written approval of the Company, which shall not be unreasonably withheld) as they may reasonably require, and (iii) shall cause the Company's officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Company as Buyer may from time to time reasonably request; provided, however, that no investigation pursuant to this Section 6.1 shall affect any representation or warranty of Sellers or the Company contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith; and provided further that Sellers and the Company shall have the right to have a representative present at all times, and provided further that no such access or inspection shall unreasonably interfere with the conduct of business by the Company.

         6.2 Third Party Consents. Lester and the Company shall use reasonable best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including Governmental Entities) that are necessary or required to enable Sellers to transfer the Shares to Buyer as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby. All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings, and registrations referred to in this Section 6.2 shall be borne by the Company.

         6.3 Employment Agreement. Each of Lester and Oscar Hahn, Jr. ("Hahn") and the Company shall enter into an employment and noncompetition agreement (the "Employment Agreements") at (and subject to the occurrence of) the Closing pursuant to which the Company shall agree to employ each of Lester and Hahn as employees of the Company for the period and on the terms set forth therein. The Employment Agreements shall be in substantially the form set forth as Exhibit 6.3A and Exhibit 6.3B. None of the Purchase Price paid to Lester with respect to the Shares is in consideration for or attributable to the Employment Agreement. Lester will be fully and adequately compensated for his employment and noncompetition pursuant to the Employment Agreement.

         6.4  [Reserved].

         6.5 Employee and Employee Benefit Plan Matters. Prior to the Closing, the Company shall terminate its Employee Benefit Plans, including the E. L. Lester & Company, Incorporated Profit Sharing Plan and the E. L. Lester & Company, Inc. Flexible Benefit Plan.

         6.6  [Reserved].

         6.7 Uncollected Receivables. After the Closing, Buyer will, or cause the Company to, use commercially reasonable efforts to collect the accounts receivable owned by the Company. If, on or prior to December 31, 1999, the Company has been unable to collect (i) the account receivables owned by it as of Closing Date hereunder in full, subject to the allowance for doubtful accounts as reflected on the Latest Balance Sheet, and (ii) those amounts of Texas state and Louisiana parish sales tax due from certain customers as set forth on Schedule 3.13 (collectively the "Uncollected Receivables"), Buyer shall have the option to cause the Company to sell and, upon exercise of such option, Sellers proportionably in the ratio of their Share ownership shall have the obligation to buy such Uncollected Receivables at the aggregate face value thereof less an amount equal to the allowance for doubtful accounts as reflected on the Latest Balance Sheet. Sellers shall be obligated to consummate such repurchase within ten (10) days after written notice from Buyer of Buyer's election to require such repurchase, with payment to be made by having Crescent reduce the principal amount of each Seller's Promissory Note by such Seller's proportionate amount of Uncollected Receivables repurchased pursuant to this
Section 6.7. Upon receipt by Buyer of such amount from Sellers by reduction of the principal amount of the Promissory Notes, Buyer shall cause all right, title and interest in and to the uncollected balances of such receivables to be assigned, transferred and delivered to Sellers, without recourse to Buyer or the Company. In the event that the Company makes any sales to or performs any services for any account debtor of any of the receivables after the Closing Date, any payments received by the Company from such account debtor shall be applied: (i) as designated by such account debtor, or (ii) in the absence of any such designation, to the oldest unpaid receivable owed by such account debtor. Each of Buyer and Sellers shall promptly pay to the other any amounts received by it (or any of its affiliates) on account of a receivable (or any portion thereof) which is, at such time, the property of the other or any affiliate of the other. Buyer shall promptly pay to Sellers any amounts received by it on or prior to one (1) year after the Closing Date on account of a receivable written off the Company's financial books prior to the Closing Date. Sellers, severally and in proportion to each Seller's Proportionate Share, shall indemnify and hold harmless Buyer (on an after-tax basis) for any Taxes incurred by Buyer or the Company with respect to the Company's sale of the Uncollected Receivables to Sellers pursuant to this Section 6.7.

         6.8 Public Announcements. Except as may be required by Applicable Law or the National Association of Securities Dealers, Inc., neither Buyer nor Crescent, on the one hand, nor Sellers and the Company, on the other, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party. Notwithstanding the foregoing, Buyer, Crescent, the Company and Sellers hereby agree and acknowledge that, after the Closing Date, Harris, Webb & Garrison, Inc. may issue a press release stating it assisted and advised Sellers in the transactions contemplated herein.

         6.9  [Reserved].

         6.10  [Reserved].

         6.11 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred. Buyer or Crescent shall pay the filing fees for the filings required under the HSR Act.

         6.12 Transfer Taxes. All sales and transfer Taxes and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by Buyer and Seller, and Buyer shall file all necessary documentation with respect to, and make all payments of, such Taxes and fees on a timely basis, and Sellers shall, on a pro rata basis, reimburse Buyer for their half of such Taxes and fees within ten (10) days of the written notice from Buyer, except any sales and transfer Taxes related to the sale of those motor vehicles listed on Schedule 3.19B to Lester shall be borne and paid by Lester, individually.

         6.13 New Lease Agreement. At or prior to the Closing, the Company and HIC shall have entered into a new lease agreement for the facility owned by HIC located at 7455 Cullen, Houston, Texas, which lease agreement shall be in substantially the form set forth on Exhibit 6.13 attached hereto.

         6.14 Cancellation of Certain Key Employee Benefits. All Salary Continuation Agreements that the Company is a party to shall be assumed by a partnership controlled by Sellers prior to the Closing Date and the Company shall not have any further obligations thereunder. Prior to Closing, the Company shall also take whatever steps necessary to transfer any obligations the Company may have pursuant to that certain letter agreement dated September 15, 1997, by and between the Company and Oscar Hahn, Jr., pursuant to which Mr. Hahn is to receive certain proceeds upon the sale of the Company. Such matters, and assignment by the Company of certain other potential recoveries to such partnership, shall be effected pursuant to that certain Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") in substantially the form set forth on Exhibit 6.14 attached hereto.

         6.15 Accuracy of Representations and Warranties. Between the date hereof and Closing, Buyer and Crescent hereby agree not to take any action which would or might made any of the representations or warranties of Buyer or Crescent contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set fort in this Agreement not being satisfied.

         6.16 Supplemental Insurance for McCarthy Brothers' Crane Accident. Notwithstanding anything to the contrary contained herein, Buyer may purchase a supplemental umbrella insurance policy (with such terms and conditions as are acceptable to Buyer in Buyer's sole discretion) related to the McCarthy Brothers' Crane Accident described on Schedule 3.15.

         6.17 Survival of Covenants. Except for any covenant or agreement which by its terms expressly terminates as of a specific date, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation, subject to Section 11.1. hereof.

                           ARTICLE VII -- TAX MATTERS

         Section 7.1.  Liability for Taxes, Filing Returns.

         (a) Taxable Periods Ending on or Before the Closing Date. Sellers shall cause to be prepared and duly filed all Tax Returns required to be filed by or with respect to the Company for all Taxable years and periods ending on or before the Closing Date. Sellers shall pay, or cause the Company to pay prior to the Closing Date, all Taxes whether or not shown to be due on such Tax Returns for all periods covered by such Tax Returns. Sellers shall, severally and in proportion to each Seller's Proportionate Share, indemnify and hold harmless Buyer and the Company against all Taxes of the Company for any Taxable year or Taxable period ending on or before the Closing Date. Notwithstanding the foregoing, Buyer shall be responsible for, and shall indemnify and hold harmless Sellers against, Taxes between the Closing Date and the Effective Date but expressly excluding any and all Taxes related to the surrender, cancellation, exchange or other transfer of the life insurance policies described in Section 7.4 hereof.

         (b) Taxable Periods Commencing After the Closing Date. Buyer shall be solely liable for all Taxes of the Company for all Taxable years and periods commencing after the Closing Date. Buyer shall cause to be prepared and duly filed all Tax Returns of the Company for Taxable periods commencing after the Closing Date. Buyer shall pay all Taxes whether or not shown to be due on such Tax Returns for all periods covered by such Tax Returns. Notwithstanding the foregoing, except to the extent provided in Section 7.1(c) below, Buyer shall be liable for, and shall indemnify and hold harmless Sellers against, any and all Taxes for any Taxable year or Taxable period commencing after the Closing Date due or payable by the Company, but expressly excluding any and all Taxes related to the surrender, cancellation or other transfer of the life insurance policies described in Section 7.4 hereof.

         (c) Taxable Periods Commencing Before and Ending After the Closing Date. Buyer shall cause the Company to pay all Taxes due for any Taxable year or Taxable period commencing before and ending after the Closing Date (the "Straddle Period"). Upon notice from Buyer, Sellers shall severally and in proportion to each Seller's Proportionate Share pay to Buyer prior to the date any payment for Taxes as described in this Section 7.1(c) is due, an amount equal to the excess, if any, of (i) the Taxes that would have been due if the Straddle Period had ended on the Effective Date (using an interim-closing-of-the-books method except that exemptions, allowances, and deductions that are otherwise calculated on an annual basis (such as deductions for depreciation and depletion) shall be apportioned on a per diem basis) over
(ii) the sum of the Taxes for the Straddle Period (A) which have been specifically and fully reserved for on the Closing Statement (not including any reserve for deferred taxes to reflect timing differences between book and tax income) or (B) paid by the Company or by Seller or an affiliate thereof with respect to the Company prior to the Effective Date. Notwithstanding the foregoing, Sellers shall be responsible for any and all Taxes related to the surrender, cancellation, exchange or other transfer of the life insurance policies described in Section 7.4 hereof.

         (d) Several Liability of Taxes; Limitations. Sellers (other than Lester) shall be severally liable in accordance with each Seller's Proportionate Share, and Lester shall be individually liable for all liabilities to Buyer or the Company for Taxes pursuant to this Agreement. The responsibility of the parties for Taxes pursuant to this Section 7.1 shall not be subject to the limitations contained in Article XI hereof (other than the survival period related to Taxes set forth in Section 11.1 hereof), and the responsibility for Straddle Period Taxes (including, but not limited to, property and franchise taxes for 1999) shall not be subject to any limitations in Article XI hereof (other than the survival period related to Taxes set forth in Section 11.1 hereof).

         Section 7.2 Corporate Records. The parties hereto shall provide each other with such cooperation and information as they may reasonably request of each other in preparing or filing any return, amended return, or claim for refund, in determining a liability or a right to refund, or in conducting any audit or other proceeding, in respect of Taxes imposed on the parties. Buyer and Seller shall preserve or cause to be preserved, and retain or cause to be retained, all returns, schedules, work papers, and all material records or other documents relating to any such returns, claims, audits, or other proceedings until the expiration of the statutory period of limitations (including extensions) of the Taxable periods to which such documents relate and until the final determination of any payments which may be required with respect to such periods under this Agreement and shall make such documents available at the then current administrative headquarters of the Company to Seller or Buyer, as the case may be, and their respective officers, employees, and agents upon reasonable notice and at reasonable times, it being understood that Seller and Buyer shall be entitled to make copies of any such books and records as they shall deem necessary. Buyer further agrees to permit representatives of Seller to meet with employees of Buyer and the Company on a mutually convenient basis in order to enable such representatives to obtain additional information and explanations of any documents provided. Any information obtained pursuant to this Section 7.2 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting any audit or other proceedings.

         Section 7.3. Resolution of Disagreements. If Sellers and Buyer disagree as to the amount of Taxes for which each is liable under this Agreement, Sellers and Buyer shall promptly consult each other in an effort to resolve such dispute. If any such dispute cannot be resolved within 15 days after the initial date of consultation, Sellers and Buyer shall cause such dispute to be resolved in the same manner, and subject to the same terms and conditions, as if such dispute was an issue to be resolved pursuant to Section 1.3.

         Section 7.4. Life Insurance Policies. Sellers (other than Lester) shall be severally liable in accordance with each Seller's Proportionate Share, and Lester shall be individually liable and each shall so indemnify and hold harmless Buyer with respect to any Taxes incurred by the Company in connection with the Company's surrender, cancellation, exchange or other transfer of certain life insurance policies on Lester, Hahn, James Berly and Raymond Galit and the subsequent distribution of such proceeds and redemption of certain shares of the Company's capital stock from the Sellers. Such indemnification obligation shall not be subject to the limitations contained in Article XI.

                         ARTICLE VIII -- CONDITIONS TO
                             OBLIGATIONS OF SELLERS

         The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         8.1 Representations and Warranties True. All the representations and warranties of Buyer and Crescent contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

         8.2 Covenants and Agreements Performed. Buyer and Crescent shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         8.3 Certificate. Sellers shall have received a certificate executed by Crescent and Buyer by the president or any vice president of Crescent and Buyer, dated the Closing Date, representing and certifying, in such detail as Sellers may reasonably request, that the conditions set forth in this Article VIII have been fulfilled and that Buyer and Crescent are not in breach of any provision of this Agreement.

         8.4 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.5 Opinion of Counsel. Lester shall receive an opinion of Thompson & Knight, P.C., legal counsel to Crescent and Buyer and from Terry Dorris, General Counsel of Crescent, each dated the Closing Date, with respect to the matters as may be reasonably requested by Lester.

         8.6 Lease Agreement. The Company and HIC shall have executed and delivered the Lease Agreement.

         8.7 Other Documents. Sellers shall have received the payments, certificates, instruments, and documents listed below:

         (a) The Cash Portion of the Purchase Price to be paid to each Seller at Closing pursuant to Section 1.2 hereof.

         (b) The Promissory Notes to be delivered to each Seller pursuant to
Section 1.2 hereof, registered in the name of such Seller and duly executed by Crescent.

         (c) The Pledge Agreement to be delivered to Sellers pursuant to
Section 1.2 hereof, together with the stock certificates representing their respective Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, and otherwise in form acceptable to Buyer for transfer on the books of the Company, all duly executed by Buyer.

         (d) The Guaranty of Promissory Notes to be delivered and duly executed by Buyer in favor of Sellers.

         (e) A copy of the resolutions of the Board of Directors of Buyer authorizing the execution, delivery, and performance by Buyer of this Agreement, certified by the secretary or an assistant secretary of Buyer.

         (f) Certificates from the Secretary of State of Texas and the Comptroller of Public Accounts of the State of Texas with respect to Buyer and from the Secretary of State of Delaware with respect to Crescent, each dated not more than ten (10) days prior to the Closing Date, as to the legal existence and good standing, respectively, of each Buyer and Crescent under the laws of the jurisdiction of each such corporation's incorporation.

         (g) A certificate of incumbency and signatures of all officers executing this Agreement and all of the documents contemplated herein, executed by the secretary or the assistant secretary of each of Buyer and Crescent.

         (h) Such other certificates, instruments, and documents as may be reasonably requested by Sellers prior to the Closing Date to carry out the intent and purposes of this Agreement.

                          ARTICLE IX -- CONDITIONS TO
                       OBLIGATIONS OF CRESCENT AND BUYER

         The obligations of Crescent and Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         9.1 Representations and Warranties True. All the representations and warranties of Sellers and the Company contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

         9.2 Covenants and Agreements Performed. Sellers and the Company shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         9.3 Certificate. Buyer shall have received a certificate executed by Lester, individually, and on behalf of the Company by the president of the Company, dated the Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in this Article IX have been fulfilled and that Sellers and the Company are not in breach of any provision of this Agreement.

         9.4 Opinion of Counsel. Buyer shall have received an opinion of Andrews & Kurth, LLP, legal counsel to Sellers and the Company, dated the Closing Date, with respect to the matters as may be reasonably requested by Buyer.

         9.5 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         9.6 Consents. All consents and approvals of third parties (including Governmental Entities) set forth on Schedule 9.6 hereto shall have been obtained, and all thereof shall be in full force and effect at the time of Closing.

         9.7 No Material Adverse Change. Since January 31, 1999, there shall not have been any material adverse change in the business, assets, results of operations or condition (financial or otherwise) of the Company (excluding changes caused by general economic conditions of the rental crane industry as a whole).

         9.8 Employment Agreements. Lester and Hahn shall have entered into their respective Employment Agreements.

         9.9 Assignment and Assumption Agreement. The Company shall have executed and delivered to Lester Associates L.P. the Assignment and Assumption Agreement.

         9.10 Other Documents. Buyer shall have received the certificates, instruments, and documents listed below:

         (a) The stock certificates representing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, and otherwise in form acceptable to Buyer for transfer on the books of the Company, which stock certificates shall be reissued in the name of Buyer and subjected to the Pledge Agreement as provided in Section 8.6(c).

         (b) The minute books, stock records, and corporate seal of the Company.

         (c) All of the Company's books and records, including without limitation minute books, corporate charter, bylaws, stock records, bank account records, accounting records, computer records, and all contracts with third parties.

         (d) The written resignation from the Board of Directors of the Company of each member of such Board, such resignation to be effective concurrently with the Closing on the Closing Date.

         (e) The written resignation or removal as an officer of the Company of each of Lester, Hahn, Raymond Galit, Cliff Bunner and Riley Howard, such resignation or removal to be effective concurrently with the Closing on the Closing Date.

         (f) A copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery, and performance by the Company of this Agreement, certified by the secretary or an assistant secretary of the Company.

         (g) Certificates from the Secretary of State of Texas and the Comptroller of Public Accounts of the State of Texas, each dated not more than ten (10) days prior to the Closing Date, as to the legal existence and good standing, respectively, of the Company under the laws of such state.

         (h) A certificate of incumbency and signatures of all officers executing this Agreement and all of the documents contemplated herein, executed by the secretary or the assistant secretary of the Company.

         (i) Such other certificates, instruments, and documents as may be reasonably requested by Buyer prior to the Closing Date to carry out the intent and purposes of this Agreement.

                ARTICLE X -- TERMINATION, AMENDMENT, AND WAIVER

         10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

         (a)  by mutual written consent of Sellers and Buyer; or

         (b) by either Sellers or Buyer, if:

                       (i) the Closing shall not have occurred on or before July 31, 1999, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i); or

                       (ii) there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and nonappealable; or

         (c) by Sellers, if (i) any of the representations and warranties of Buyer or Crescent contained in this Agreement shall not be true and correct, when made or at any time prior to the Closing as if made at and as of such time, or (ii) Buyer shall have failed to fulfill any of their obligations under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days of actual knowledge thereof by Buyer or Crescent; or

         (d) by Buyer or Crescent, if (i) any of the representations and warranties of Sellers or the Company contained in this Agreement shall not be true and correct, when made or at any time prior to the Closing as if made at and as of such time, or (ii) Sellers or the Company shall have failed to fulfill any of their obligations under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days of actual knowledge thereof by Sellers.

         10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 by Sellers, on the one hand, or Buyer and Crescent, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section 10.2 and in Sections 6.8 and 6.11 shall survive the termination hereof. Nothing contained in this Section 10.2 shall relieve any party from liability for damages as a result of any breach of this Agreement.

         10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

         10.4 Waiver. Each of Sellers and the Company, on the one hand, and Buyer and Crescent, on the other, may (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate, or writing delivered pursuant hereto or (ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         10.5 Remedies Exclusive. The rights and remedies provided in Article XI shall be the exclusive remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement.

                           ARTICLE XI -- SURVIVAL OF
                        REPRESENTATIONS; INDEMNIFICATION

         11.1 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall survive the Closing for a period ending on (and including) the third (3rd) anniversary of the Closing Date (the "Survival Date") regardless of any investigation made by or on behalf of any party; provided, however, that the representations and warranties regarding Taxes shall survive until expiration of the applicable statute of limitations and the representations and warranties contained in Section 3.26 shall survive for a period ending on (and including) the fifth (5th) anniversary of the Closing Date.

         11.2 Indemnification by Sellers. Subject to the terms and conditions of this Article XI, each Seller agrees severally and in proportion to such Seller's Proportionate Share to indemnify, defend, and hold harmless Buyer, the subsidiaries and parent corporations of Buyer (including, after the Closing, the Company), each director and officer of Buyer or any of its subsidiaries or parent corporations, and each affiliate thereof, and their respective heirs, legal representatives, successors and assigns (collectively, the "Buyer Group"), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys' fees and expenses), (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by any member of the Buyer Group, directly or indirectly, by reason of or resulting from any breach by Sellers (or Lester in the case of the Company) of any of their representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto. Provided, however, the amount of any Buyer Group Damages indemnifiable hereunder shall be reduced by the amount of insurance proceeds and proceeds or amounts received from third parties, in each case, in connection with or as a result of such Buyer Group Damages, net of any increase in insurance premiums to Buyer Group that are incurred specifically as a result of the claim upon which payment is made; provided, further, that any Buyer Group Damages payable by Sellers pursuant to this Agreement shall first be recovered by offset of amounts outstanding and payable pursuant to the Promissory Notes, pro rata in proportion with each Seller's Proportionate Share, before Sellers shall be obligated to make payment of any Buyer Group Damages.

         11.3 Indemnification by Buyer. Subject to the terms and conditions of this Article XI, Buyer shall indemnify, defend, and hold harmless each Seller, the subsidiaries and parent corporations, if any, of such Seller, each director and officer, if any, of such Seller or any of its subsidiaries or parent corporations, and each affiliate thereof, and their respective heirs, legal representatives, successors, and assigns (collectively, the "Seller Group"), from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by any member of the Seller Group, directly or indirectly, by reason of or resulting from any breach by Buyer of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         11.4 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 11.2 or 11.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld). No party hereto shall have any indemnification obligation pursuant to this Article XI in respect of any representation or warranty referred to herein unless before the Survival Date it shall have received from the party seeking indemnification written notice of the existence of the claim for or in respect of which indemnification in respect of such representation of warranty is sought. Such notice shall set forth with commercial reasonable specificity (i) the basis under this Agreement, and the facts that otherwise form the basis, of such claim, (ii) an estimate, including a statement of any significant calculation of such estimate, including a statement of any significant assumptions employed therein, and (iii) the date on and manner in which the party delivering such notice became aware of the existence of such claim; provided, however, that any notice which the party seeking indemnification delivers the indemnifying party prior to the Survival Date which notifies the indemnifying party of the existence of a claim and notwithstanding the failure of such notice to meet the requirements set forth in clauses (i), (ii) and
(iii) above, does not materially prejudice the indemnifying party's ability to defend such claim, shall be deemed to have met the requirement of delivery of notice prior to the Survival Date for the purpose of preserving the indemnified party's right to indemnification pursuant to this Article XI. The provisions of this Section 11.4 shall have no effect upon any other obligation of the parties hereto under this Agreement, whether to be performed before, at, or after the Closing. Each of the indemnifying party and the indemnified party shall be entitled to consult with each other, to the extent it reasonably requests, in respect of the defense of such claim and shall cooperate in the defense of any such claim, or in the pursuit of any right of Buyer or Sellers (including but not limited to claims by Sellers for recovery of sales taxes) including making its officers, directors, employees and books and records available for use in defending against such claim or pursuing such rights, and shall take those commercially reasonable actions within its power which are necessary to preserve any legal defenses to such matters.

         11.5 Deductible for Buyer Group Damages. No indemnification shall be required to be made by the Sellers pursuant to this Article XI with respect to any Buyer Group Damages unless and until the aggregate amount of Damages incurred by the Buyers Group with respect to all Buyer Group Damages exceeds One Hundred Twenty-Five Thousand Dollars ($125,000), it being agreed and understood that, if such amount is exceeded, Sellers shall be severally liable, in proportion to such Seller's Proportionate Share, to the fullest extent of such Buyer Group Damages, excluding those not in excess of One Hundred Twenty-Five Thousand Dollars ($125,000).

         11.6 Limitations on Buyer Group Damages. No indemnification shall be required to be made by Sellers pursuant to this Article XI with respect to any Buyer Group Damages to the extent that the aggregate amount of damages incurred by the Buyer Group with respect to all Buyer Group Damages exceeds the following thresholds:

         (a) the aggregate Purchase Price up to but not including the first anniversary of the Closing Date;

         (b) $6,000,000 from the first anniversary of the Closing Date up to but not including the second anniversary of the Closing Date; and

         (c) $4,000,000 from the second anniversary of the Closing Date up to the third anniversary of the Closing Date.

         11.7 Excluded Damages. Anything in this Agreement to the contrary notwithstanding, no party hereto shall have any liability, in any circumstance, for lost business opportunities, loss of revenue, speculative or prospective profits, or any other special, incidental, consequential, exemplary, punitive or indirect damages.

         11.8 Indemnification for Buyer Group Damages Related to McCarthy Brothers' Crane Accident. Notwithstanding anything to the contrary contained herein, including any limitations set forth in this Article XI, Sellers shall be severally liable, in proportion to such Seller's Proportionate Share, to Buyer for (i) any and all insurance deductibles arising out of, or applicable to, insurance claims brought under the insurance policies listed on Schedule 3.30, related to the Accident, and (ii) reimbursing Buyer for the cost of repairing the Company's Damaged Cranes (as hereinafter defined) that were involved in the Accident and not otherwise collected on or prior to December 31, 1999 from McCarthy Brothers or under insurance coverages maintained by the Company; provided, that any amounts billed to but not paid by McCarthy Brothers shall accrue interest at seven and one-half percent (7 1/2%) commencing sixty
(60) days after the date billed until paid by Sellers or otherwise; provided, further, that payment of such amounts by Sellers under either clause (i) or
(ii) above shall be effected by first reducing the principal amount of each Seller's Promissory Note by such Seller's Proportionate Share of the deductibles and unreimbursed crane repair costs to the full extent of such Promissory Note and thereafter, if any deductibles and unreimbursed repair costs remain, by payment by Sellers in cash; provided, finally, that if such reimbursement is made by Sellers to the Company, any payments or reimbursements thereafter received by the Company from McCarthy Brothers or insurers shall be promptly paid to Sellers in cash to the extent of the payments (including the respective reductions of the Promissory Notes) made by Sellers to the Company. Except as set forth in this Section 11.8, Sellers shall not be responsible for indemnifying Buyer for any other Buyer Group Damages as a result of claims arising out of the Accident.

                          ARTICLE XII -- MISCELLANEOUS

         12.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, telefax, or telex, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

              If to Buyer:         306 West 7th Street, Suite 1025
                                   Fort Worth, Texas 76102
                                   Attention: Jeffrey Stevens
                                   Telefax: 817.339.1001

              If to Sellers, to:   Earl L. Lester, Jr., Sellers' Representative
                                   E. L. Lester & Company, Incorporated

                                   7455 Cullen Boulevard
                                   Houston, Texas 77051
                                   Telefax: 713.733.9536

         12.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         12.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that after payment in full of the Promissory Notes, Buyer may assign to any wholly owned subsidiary of Buyer any of Buyer's rights, interests, or obligations hereunder, upon notice to the other party or parties, provided that no such assignment shall relieve any party of its obligations hereunder. Except as provided in Article XI, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

         12.4 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         12.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         12.6 Further Assurances. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party or parties hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

         12.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

         12.8 Gender. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         12.9 References. All references in this Agreement to Articles, Sections, and other subdivisions refer to the Articles, Sections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes", and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule, Exhibit, or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit, or Annex to this Agreement. All Schedules, Exhibits, and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         12.10 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

         12.11 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         12.12 Jurisdiction and Venue. Except as may be otherwise provided in any of the documents executed and delivered in connection with the transactions contemplated by this Agreement, in respect of any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties hereto consents to the jurisdiction and venue of any federal or state court located within Tarrant County, Texas, waives personal service of any and all process upon it, consents that all such service of process may be made by first class registered or certified mail, postage prepaid, return receipt requested, directed to it at the address specified in
Section 11.1 hereof, agrees that service so made shall be deemed to be completed upon actual receipt thereof, and waives any objection to jurisdiction or venue of, and waives any motion to transfer venue from, any of the aforesaid courts.

                          ARTICLE XIII -- DEFINITIONS

         13.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

                       "Accident" means that certain accident involving two cranes owned by the Company and leased to McCarthy Brothers Construction that occurred on or about June 17, 1999 at the project site in Freeport, Texas.

                       "affiliate" means, other than in Section 3.25 with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

                       "Affiliated Group" has the meaning set forth in Section 1504 of the Code.

                       "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

                       "Code" means the Internal Revenue Code of 1986, as amended.

                       "Damaged Cranes" means the cranes that were involved in the Accident.

                       "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

                       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                       "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

                       "IRS" means the Internal Revenue Service.

                       "Permits" means licenses, permits, franchises, consents, approvals, and other authorizations of or from Governmental Entities.

                       "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

                       "Proceedings" means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

                       "reasonable best efforts" means a party's reasonable best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                       "Securities Act" means the Securities Act of 1933, as amended.

                       "Taxes" means any income Taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other Tax imposed by any United States federal, state, or local (or any foreign or provincial) Taxing authority, including any interest, penalties, or additions attributable thereto.

                       "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

                       "to the best knowledge of Sellers and the Company" (or similar references to Sellers and the Company's knowledge) means the actual knowledge of or receipt of notice (oral or written) by any of Sellers or the Company's executive officers, as such knowledge has been obtained in the normal conduct of the business of the Company or in connection with the preparation of the Schedules to this Agreement and the furnishing of information to Buyer as contemplated by this Agreement, after having made a reasonable investigation of the accuracy of the representations and warranties made by Sellers and the Company in this Agreement or in any document, certificate, or other writing furnished by Sellers or the Company to Buyer pursuant hereto or in connection herewith.

                       "Treasury Regulations" means one or more treasury regulations promulgated under the Code by the Treasury Department of the United States.

         13.2 Certain Additional Defined Terms. In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in Section 13.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

         Defined Term                                        Section Reference
         ------------                                        -----------------
Accountants                                                         1.3
Affiliate                                                           3.25
Agreements                                                          3.24
Applicable Environmental Laws                                       3.26
Assignment and Assumption Agreement                                 6.14
Associate                                                           3.29
Benefit Arrangements                                                3.26
Buyer Group                                                         11.2
Buyer Group Damages                                                 11.5
Cash Portion                                                        1.2
CERCLA                                                              3.26
Closing                                                             2.1
Closing Date                                                        2.1
Closing Statement                                                   2.1
Common Stock                                                        3.4
Crescent SEC Reports                                                4.8
Damages                                                             11.2

         Defined Term                                        Section Reference
         ------------                                        -----------------
Determination Date                                                  1.3
Disposal                                                            3.26
Effective Date                                                      2.2
Employee Benefit Plan                                               3.25
Employee Pension Benefit Plan                                       3.25
Employee Plans                                                      3.25
Employment Agreements                                               9.8
Environmental Reports                                               3.26
Financial Statements                                                3.10
Guaranty of Promissory Notes                                        1.2
HIC                                                                 3.29
Hazardous Substance                                                 3.26
January 31, 1999 Financial Statements                               3.10
Latest Balance Sheet                                                3.10
Lease Agreement                                                     8.6
Multiemployer Plan                                                  3.25
Net Worth of the Company                                            1.3
Pledge Agreement                                                    1.2
Promissory Notes                                                    1.2
Property                                                            3.26
Purchase Price                                                      1.2
RCRA                                                                3.26
Real Property                                                       3.18
Release                                                             3.26
SEC                                                                 4.8
Seller Group                                                        11.3
Seller's Proportionate Share                                        3.35
Sellers' Representative                                             1.3
Shares                                                              3.9
Solid Waste                                                         3.26
Straddle Period                                                     7.1
Survival Date                                                       11.1
Uncollected Receivables                                             6.7

                           [Signature page to follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                    E. L. LESTER & COMPANY INCORPORATED


                                    By:
                                        --------------------------------
                                        Earl L. Lester, Jr., Chairman


                                    ------------------------------------
                                    Earl L. Lester, Jr.



                                    ------------------------------------
                                    Howard T. Tellepsen, Jr.



                                    ------------------------------------
                                    Karen Tellepsen



                                    ------------------------------------
                                    Tom Tellepsen II



                                    ------------------------------------
                                    Linda Lester Griffin

                                    CRESCENT MACHINERY COMPANY


                                    By:
                                        --------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                           -----------------------------

                                    CRESCENT OPERATING, INC.


                                    By:
                                        --------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                           -----------------------------